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                                                                    Exhibit 10.3

                       [ Form of FFY Voting Agreement ]


________ , 2000


First Place Financial Corp.
185 East Market Street
Warren, Ohio 44482

Ladies and Gentlemen:

     The undersigned is a director and/or executive officer of FFY Financial Corp. ("FFY") or a director and/or executive officer of its principal subsidiary bank, FFY Bank, and is the beneficial holder of shares of common stock, par value $0.01 per share, of FFY ("FFY Common Stock") and may be the beneficial holder of shares of common stock, par value $0.01 per share of First Place Financial Corp. ("First Place Common Stock").

     FFY and First Place Financial Corp. ("First Place") have executed an Agreement and Plan of Merger and a related Plan of Merger (collectively, the "Merger Agreement") contemplating a merger of First Place with FFY (the "Merger"), with First Place as the corporation surviving the Merger (the "Continuing Corporation"). In consideration of the substantial expenses that First Place will incur in connection with the transactions contemplated by the Merger Agreement and in order to induce First Place to execute the Merger Agreement and to proceed to incur such expenses, the undersigned agrees, undertakes and represents, in his capacity as a stockholder of FFY and, if applicable, First Place, and not in his capacity as a director or officer of FFY, as follows:

     1. The undersigned will vote or cause to be voted for adoption of the Merger Agreement all of the shares of FFY Common Stock and First Place Common Stock the undersigned is entitled to vote with respect thereto.


     2. The undersigned represents that he or she has the capacity to enter into this Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

     3. The undersigned acknowledges and agrees that any remedy at law for breach of the foregoing provisions shall be inadequate and that, in addition to any other relief which may be available, First Place shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.
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     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

                         Very truly yours,



                         ___________________



Accepted and Agreed to as of the date first above written:

FIRST PLACE FINANCIAL CORP.



By:  _______________________
     Steven R. Lewis
     President and Chief Executive Officer